UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2006

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 30, 2006, Lowe’s Companies, Inc. (the “Company”) filed an amendment to its Articles of Incorporation (the "Amendment").  The Amendment increases the Company's authority to issue shares of its Common Stock from 2,800,000,000 shares to 5,600,000,000 shares.  The Amendment was filed in connection with the two-for-one slit of the Company's common shares that was approved by the Company's Board of Directors on May 25, 2006.  The effective date of the Amendment is 5 p.m. June 16, 2006, which is the record date for the two-for-one split.

ITEM 8.01 OTHER EVENTS

On May 25, 2006, Lowe’s Companies, Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the approval by the Board of Directors of a two-for-one split of the Company's common shares.  The Board also declared a 67 percent increase in the quarterly cash dividend to $0.10 per share; $0.05 per share on a post-split basis.

The information contained in this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

3.1 Articles of Amendment to Restated and Amended Charter of Lowe's Companies, Inc.

99.1 Press Release dated May 25, 2006, announcing the approval by the Board of Directors of a two-for-one split of the Company's common shares and an increase in the quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: June 5, 2006	By:	/s/ Matthew V. Hollifield
Matthew V. Hollifield Senior Vice President and Chief Accounting Officer